Exhibit 77(m)

(a) The Board of Trustees of ING Funds Trust, on behalf of ING Emerging Markets Equity Fund, (on November 16, 2000) and Shareholders of ING Emerging Markets Equity Fund (on February 23, 2001), and the Board of Trustees of the Registrant, on behalf of Pilgrim Emerging Countries Fund ("Emerging Countries"), (on November 2, 2000) approved an Agreement and Plan of Reorganization under which Emerging Countries acquired all of the assets and liabilities of ING Emerging Markets Equity Fund in exchange for Classes A, B, and C shares, as applicable, of Emerging Countries ("Reorganization I"). Reorganization I concluded on February 23, 2001.

(b) The Board of Directors of Pilgrim Worldwide Emerging Markets Fund, Inc. (on November 2, 2000) and Shareholders of Pilgrim Worldwide Emerging Markets Fund, Inc. (on April 12, 2001), and the Board of Trustees of the Registrant, on behalf of Pilgrim Emerging Countries Fund ("Emerging Countries"), (on November 2, 2000) approved an Agreement and Plan of Reorganization under which Emerging Countries acquired all of the assets and liabilities of Pilgrim Worldwide Emerging Markets Fund in exchange for Classes A shares, as applicable, of Emerging Countries ("Reorganization II"). Reorganization II concluded on April 27, 2001.

(c) The Board of Trustees of Pilgrim Mayflower Trust, on behalf of Pilgrim Emerging Markets Value Fund, (on November 2, 2000) and Shareholders of Pilgrim Emerging Markets Value Fund (on April 12, 2001), and the Board of Trustees of the Registrant, on behalf of Pilgrim Emerging Countries Fund, (on November 2,
2000) approved an Agreement and Plan of Reorganization under which Emerging Countries acquired all of the assets and liabilities of Pilgrim Emerging Markets Value Fund in exchange for Classes A, B, and C shares, as applicable, of Emerging Countries ("Reorganization III"). Reorganization III concluded on April 27, 2001.

(d) The Board of Trustees of Pilgrim Global Corporate Leaders Fund (on November 2, 2000) and Shareholders of Pilgrim Global Corporate Leaders Fund (on February 23, 2001), and the Board of Trustees of Pilgrim Mutual Funds, on behalf of Pilgrim Worldwide Growth Fund ("Worldwide Growth"), (on November 2, 2000) approved an Agreement and Plan of Reorganization under which Worldwide Growth acquired all of the assets and liabilities of Pilgrim Global Corporate Leaders Fund in exchange for Classes A shares, as applicable, of Worldwide Growth ("Reorganization IV"). Reorganization IV concluded on February 23, 2001.

(e) The Board of Trustees of ING Funds Trust, on behalf of ING Global Brand Names Fund, (on November 16, 2000) and Shareholders of ING Global Brand Names Fund (on February 23, 2001), and the Board of Trustees of the Registrant, on behalf of Pilgrim Worldwide Growth Fund, (on November 2, 2000) approved an Agreement and Plan of Reorganization under which Worldwide Growth acquired all of the assets and liabilities of ING Global Brand Names Fund in exchange for Classes A, B, and C shares, as applicable, of Worldwide Growth ("Reorganization V"). Reorganization V concluded on February 23, 2001.